UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2021

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	AFINP	The Nasdaq Global Select Market
7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AFINO	The Nasdaq Global Select Market
Preferred Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Agreement.

On December 17, 2021, American Finance Trust, Inc., a Maryland corporation (the “Company”) and its subsidiary, American Finance Operating Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into a definitive purchase and sale agreement (the “PSA”) to acquire, in the aggregate, 81 properties (the “Properties”), from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “Sellers”) for approximately $1.3 billion (the “Purchase Price”). The Purchase Price is subject to adjustment if certain of the existing tenants that have rights of first refusal to purchase an underlying Property exercise those rights, if the Operating Partnership exercises limited rights to exclude certain Properties not exceeding $200 million in value from those being acquired or if earn out amounts associated with certain leases are satisfied. The acquisition of the Properties is referred to herein as the “Transaction” or the “Transactions.” The Properties consist of 79 power centers and grocery-anchored multi-tenant retail centers, two single-tenant retail properties and a detention pond parcel, located across 27 states and aggregating approximately 9.5 million square feet. The 79 power or grocery-anchored centers are leased primarily to “necessity-based” retail tenants. Upon the closing of the Transactions, which may occur in phases, the Operating Partnership will acquire all of the right, title and interest in each of the acquired Properties owned by the applicable Sellers.

Pursuant to the PSA, the Operating Partnership deposited $40 million (the “Deposit Amount”) with a designated escrow agent following the signing of the PSA. The Operating Partnership was permitted to perform due diligence prior to entering into the PSA and has limited rights to exclude Properties to be acquired. The Deposit Amount will be applied and released from escrow to the Sellers at the last closing, except that, if following any prior closing, the total Deposit Amount exceeds 25% of the aggregate allocated Purchase Price for all remaining Properties that have not yet closed, the excess over 25% will be applied at the prior closing. If the Operating Partnership defaults under the PSA and, as a result of the default, the Sellers terminate the PSA in accordance with its terms, the Operating Partnership will be required to forfeit the Deposit Amount.

The Company expects to fund the Purchase Price through a combination, to be determined at each closing, of cash on the balance sheet, including net proceeds from the approximately $261 million sale of the Sanofi asset described below, borrowings under the Company’s credit facility, as well as debt currently encumbering certain of the properties that the Operating Partnership will seek to assume, and the issuance of up to $53.4 million in value of the Company’s Class A common stock, par value $0.01 (the “Class A Common Stock”) or Class A units in the Operating Partnership (the “OP Units”) to the Sellers. The number of shares or units to be issued at the applicable closing (limited to 4.9% of the Company’s outstanding Class A Common Stock at the time on a fully diluted basis) will be based on the value of the shares or units that may be issued at such closing divided by the per share volume weighted average price of the Company’s Class A Common Stock measured over a five consecutive trading day period immediately preceding (but not including) the date on which the written notice indicating the Sellers’ election to receive shares or units is delivered to the Operating Partnership (the price to be limited by a 7.5% collar in either direction from the per share volume weighted average price of the Company’s Class A Common Stock measured over the ten consecutive trading day period immediately preceding (but not including) the effective date of the PSA). Further, the number of shares of the Class A Common Stock or OP Units, as applicable, that may be issued at the first closing will not exceed approximately $26.7 million in value, with the remainder to be issued in a form to be determined by the Sellers at the second closing. The Company has agreed, as part of the PSA, to register the resale of the shares and make a resale prospectus available for sales by the Sellers subject to certain limits described more fully in the PSA. If the Sellers select OP Units, the OP Units may be redeemed by the Sellers for, at the Operating Partnership’s option, cash or shares of the Company’s Class A Common Stock. If shares of Class A Common Stock are issued, the Company is required to register the resale of the shares and make a resale prospectus available for sales by the Sellers, subject to the limits described in the PSA. In both cases, the filing of a registration statement and resale prospectus and the registration of the shares are not conditions to the closings but rather post-closing obligations of the Company. If the Company restricts the Sellers from using the resale prospectus for periods longer than permitted under the PSA, the Company may be required to redeem the shares of Class A Common Stock and pay, as liquidated damages, an amount equal to the original issuance price of the shares of Class A Common Stock or the OP Units, as applicable, with respect to the shares that remain subject to the resale prospectus. The Operating Partnership is required to fund all costs associated with assuming any of the existing debt but may receive a credit from the Sellers for 50% of the costs from amounts due at a particular closing as well as a further credit for prepayment penalties that are avoided by virtue of the loan assumption. To the extent that the Operating Partnership is not able to assume any or all of the existing debt, or complete the sale of the Sanofi property described below in a timely fashion, it will need to arrange for either new indebtedness or draw additional funds on the Company’s credit facility. The Transactions are expected to close in phases during the first quarter of 2022.

Under the PSA, the parties have made certain representations, warranties and covenants including those related to the operation of the Properties between the signing of the PSA and the closings. The PSA includes closing conditions, including, among other things: (i) the accuracy of each party’s representations and warranties giving effect to any qualifications; and (ii) material compliance by the parties with their respective covenants and obligations under the PSA. The PSA contains indemnification provisions, including those in favor of the Operating Partnership pursuant to which the Sellers, subject to limitations set forth in the PSA (including a cap on liability in the amount of $25 million, subject to certain specified carve-outs), will indemnify the Operating Partnership and their respective affiliates from losses arising from, among other things, breaches of representations and warranties of the Sellers contained in the PSA and breaches or non-performance of the Sellers’ covenants pursuant to the PSA. There is no assurance that the Company and the Operating Partnership will complete the Transactions.

The foregoing description of the PSA and the Transactions contemplated thereby, is only a summary, does not purport to be complete, and is qualified in its entirety by reference to, the full text of the PSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, the Sellers have the right to decide on the nature of the equity securities they will receive in exchange for the Properties. The Sellers are required to provide the Company with notice of the Sellers’ election to receive shares of Class A Common Stock or OP Units no later than five business days before any applicable closing. The Company, or the Operating Partnership in the case of OP Units, will be obligated to issue up to $53.4 million of Class A Common Stock or OP Units to the Sellers over the course of the first two closings of the Transactions as governed by the terms of the PSA. The issuance of the OP Units or the shares of Class A Common Stock will be made in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder. The description of the Transactions included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

Investor Presentation/Press Release

On December 20, 2021, the Company published an investor presentation setting forth the terms of the Transactions and a press release announcing, among other things, the Transactions. A copy of the investor presentation is furnished as Exhibit 99.1 and a copy of the press release is furnished as Exhibit 99.2, in each case, to this Current Report on Form 8-K. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Anticipated Name and Trading Symbol Change

In connection with the Transactions, the Company intends to change its name to “The Necessity Retail REIT” and will file a Certificate of Amendment to its Articles of Restatement with the Secretary of State of the State of Maryland setting forth the name change at the relevant time.

In addition, in connection with changing its name, the Company intends to change the trading symbol of its Class A Common Stock on The Nasdaq Global Select Market to “RTL.” The Company also intends to change the trading symbols of its 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value and 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, to RTLPP and RTLPO, respectively.

Sanofi Sale

On December 20, 2021, the Company announced that it had entered into a purchase and sale agreement to sell a three building office complex located in Bridgewater, New Jersey and leased to Sanofi for $261 million (the “Sanofi PSA”). The sale is expected to be completed during the first quarter of 2022 with the proceeds being used to partially fund the Purchase Price. The Sanofi PSA is subject to conditions, and there can be no assurance the Company will be able to complete the sale on the contemplated terms, or at all.

*          *          *

The statements contained in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “seek,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial markets as well as those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. In particular, the PSA is subject to closing conditions, including conditions that are outside of the Company’s control, and the Transactions may not be completed on the contemplated terms, or at all, or may be delayed. The Company may not be able to obtain financing of the Transactions on favorable terms or at all and the sale of the office buildings leased to Sanofi may not be completed on time, if at all. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
10.1	Agreement of Purchase and Sale, dated as of December 17, 2021, by and between the Sellers identified therein and American Finance Operating Partnership
99.1	Investor Presentation
99.2	Press Release dated December 20, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

Date: December 20, 2021	By:	/s/ Edward M. Weil, Jr.
		Name:	Edward M. Weil, Jr.
		Title:	Chief Executive Officer and President